Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 23, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Report to Shareholders of Skyline Special Equities Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the captions “Financial Highlights” and “Independent Registered Public Accountants” in such Registration Statement.

Chicago, IL

April 26, 2006